Exhibit 10.11

Addendum to Employment Contract

Galecto Biotech ApS

CVR no. 34878366

c/o Cobis A/S Ole Maaloes Vej 3

2200 Kobenhavn N

Denmark

(the “Company”)

and

Bertil E. Lindmark

(the “Employee”)

(each a “Party”)

have today entered into this addendum to the employment contract of 28 November 2019.

1.	Date of Employment

1.1	The Employee will be employed with the Company from 1 February 2020.

2.	Signatures

2.1	This addendum is executed in two (2) counterparts, each Party receiving one (1) counterpart.

Date: January 14, 2020 For Galecto Biotech ApS	Date: January 15, 2020

/s/ Hans Thalsgard Schambye	/s/ Bertil E. Lindmark
Hans Thalsgard Schambye	Bertil E. Lindmark